Exhibit 10.14

                                    AGREEMENT

                                      among

                                LOEHMANN'S, INC.

                                       and

                                  ROBERT GLASS

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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

1.       Definitions...........................................................1

2.       Term of Employment....................................................4

3.       Duties of Executive...................................................4

4.       Base Salary...........................................................5

5.       Performance Cash Bonuses..............................................5

6.       Automobile, Etc.......................................................6

7.       Life Insurance........................................................6

8.       Medical Insurance.....................................................7

9.       Disability Insurance..................................................8

10.      Tax Returns...........................................................8

11.      Discount on Purchases; Expenses.......................................8

12.      Vacation..............................................................8

13.      Other Benefits........................................................9

14.      Stock Options.........................................................9

15.      Termination of Employment............................................10

         (a)      Death or Total Disability...................................10
         (b)      For Cause or Lack of Good Reason............................10
         (c)      Without Cause or With Good Reason...........................11
         (d)      Change of Control...........................................12
         (e)      Non-Renewal.................................................13

16.      No Mitigation........................................................14

17.      Non-Hire.............................................................14

                                        i

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18.      Indemnification......................................................14

19.      Confidentiality......................................................15

20.      Severability.........................................................16

21.      Enforcement..........................................................16

22.      Withholding..........................................................16

23.      Entire Agreement.....................................................16

24.      Continuation of Employment...........................................17

25.      Governing Law........................................................17

26.      Miscellaneous........................................................18

                                       ii

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         THIS EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of
February 27, 1998, by and between LOEHMANN'S, INC., a Delaware corporation (the "Company"), and ROBERT GLASS, residing at One Horizon Road, Fort Lee, New Jersey 07024, herein called the "Executive,"

         WITNESSETH, That:

         In consideration of the mutual promises and agreements hereinafter set forth, it is agreed between the Company and the Executive as follows:

         1. Definitions. As used herein, including Exhibits A and B hereto, "Actively Traded" means listed on the New York Stock Exchange, the American Stock Exchange or constituting a National Market System security quoted by the National Association of Securities Dealers Automated Quotation market system;

         "Board of Directors" means the board of directors of the Company;

         "Cause" means (i) the willful failure (other than any failure resulting from the Executive's incapacity due to physical or mental illness) of the Executive to substantially perform his normal duties with the Company under this Agreement in any material respect, where such failure is not reasonably corrected within 30 days after receipt of notice from the Board of Directors specifying such failure or failures of the Executive, (ii) the willful engaging by the Executive in conduct which is materially injurious to the Company or any of its Subsidiaries (but any act or failure to act which gives rise to a right of termination under both this clause (ii) and clause (i) above shall be treated as if such right arose under clause (i)) or (iii) the conviction of the Executive of any crime or offense constituting a felony;

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         "Common Share" means a share of the Common Stock of the Company, par value $.01 per share;

         "EBITDA" has the meaning ascribed to that term in Section 5 hereof, and shall be calculated in accord with generally accepted accounting principles as in effect at the time of calculation and consistent with the calculation for prior Fiscal Years;

         "Fiscal Year" means the 12 month period ending on the Saturday closest to January 31 (i.e., January 31, 1998; January 30, 1999), or such other annual fiscal accounting period of the Company as may be adopted by the Company from time to time;

         "Good Reason" means (i) a material adverse alteration in the nature or status of the Executive's position, duties or responsibilities from those in effect as of the inception of the Period of Employment; (ii) a reduction in or failure to pay or provide when due any of the compensation (it being understood that base salary cannot be reduced under this Agreement) or other benefits required to be paid or provided to the Executive hereunder, if, but only if, such reduction or failure continues for 10 days following written notice from the Executive specifying the nature of the reduction or failure; (iii) a change in the principal place of the Executive's employment to a location more than 100 miles from the place of the Executive's principal residence as of the date of this Agreement, excluding required travel on the Company's business; or (iv) any other failure of the Company to fulfill its obligations under this Agreement in any material respect;

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         "Group" means a syndicate or group deemed a "person" within the meaning of Rule 13d-5 promulgated by the Securities and Exchange Commission;

         "Period of Employment" means the period commencing on April 1, 1998 and ending on March 31, 2000. The Period of Employment shall be automatically renewed for successive one-year periods at the Base Salary (as defined in Section 4 below) then in effect unless the Company provides Executive with written notice at least six (6) months prior to the end of the current Period of Employment that it does not wish to extend the Period of Employment (a "Notice of Non- Renewal"). If the Company provides the Executive with a Notice of Non-Renewal, the Executive's employment will be deemed to have been terminated at the end of the Period of Employment.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof;

         "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by the Company; and

         "Total Disability" or "Totally Disabled" means the disability, withing the meaning of the Company's short-term disability plan, for a continuous period of 100 days, or for any 100 days within a 365 day period, and a determination, by a physician mutually acceptable to the Company and the Executive, at the end of such

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period that the Executive is unable to perform the normal duties of the
Executive hereunder.

         2. Term of Employment. The Company agrees to employ the Executive, and the Executive agrees to render personal services to the Company and its Subsidiaries, during the Period of Employment as President and Chief Operating Officer of the Company, and to perform such executive duties and assignments consistent with those positions as may at any time and from time to time be required by the Board of Directors, except that the Executive shall not be required to hold any position or to perform any duty or assignment materially inconsistent with those positions or his experience and qualifications, it being agreed and understood that the personal services to be rendered by Executive to the Company and its Subsidiaries hereunder are of a special and unique character. Executive shall also serve as a member of the Board of Directors and on such other committees of the Board of Directors as the Board of Directors may reasonably request without additional compensation.

         3. Duties of Executive. Executive agrees that, at all times during the Period of Employment, Executive will:

                  (i) faithfully and diligently serve the Company to the best of Executive's ability; and

                  (ii) devote Executive's undivided time and attention, during the Company's then customary business hours, to the performance of his duties hereunder and to the business and affairs of the Company and its Subsidiaries and to promoting the best interests of the Company and its Subsidiaries to such extent as

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may be necessary for the proper performance of the personal services to be rendered by Executive hereunder, and he shall not, either during or outside of business hours, engage in any activity inimical to the best interests of the Company or any of its Subsidiaries.

         4. Base Salary. The Company agrees to pay Executive an annual base salary (the "Base Salary") for his services during the Period of Employment of $300,000, in semi-monthly installments, subject to Section 22 hereof. The rate of Executive's base salary shall be reviewed annually as of each April 1 except that no such annual review shall result in any reduction in the Executive's base salary as in effect at the date of such review. In computing the base salary payable hereunder for any period covering less than a full Fiscal Year, the annual rate of base salary shall be prorated in the proportion that the number of days contained in such period bears to 360.

         5. Performance Cash Bonuses.

                  (i) With respect to each Fiscal Year ending during the Period of Employment, Executive will be eligible to receive a cash bonus equal to 60% of his Base Salary in effect for such Fiscal Year. Such bonus will be paid if the Company's consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") target for such Fiscal Year is attained, which target will be established by Executive and the Board of Directors prior to April 30 of each Fiscal Year. If the Executive's employment terminates at the end of the Period of Employment, the bonus shall be prorated in the proportion that the number of full months of such fiscal year that the Executive was employed by the Company bears to 12. If such a bonus

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is earned with respect to any Fiscal Year, such bonus will be paid to Executive within 30 days following receipt by the Company of certified consolidated financial statements for the relevant year, but not later than 75 days after the end of the Fiscal Year to which such bonus relates.

         6. Automobile, Etc. During the Period of Employment, the Executive shall be entitled to receive an allowance for automobile, gasoline, club dues and other expenses of $15,000 in the aggregate for each Fiscal Year, prorated in the case of any Fiscal Year which is less than 12 months in duration or which does not fall entirely within the Period of Employment.

         7. Life Insurance.

                  (a) During his employment with the Company, the Company shall provide the Executive with term life insurance providing a death benefit equal to three times his then base salary, it being understood that the Executive is presently insurable at normal rates and that the Executive will bear the cost of such insurance upon renewal to the extent such cost exceeds normal rates.

                  (b) After the termination of Executive's employment hereunder (including upon expiration of the contract term) other than for (i) "Cause" or
(ii) "Lack of Good Reason" (as such terms are hereafter defined), for the remainder of Executive's life or until Executive attains the age of 70 or obtains full-time employment with any Person other than the Company, the Company shall obtain and maintain life insurance for Executive's benefit in the amount equal to his Base Salary upon the termination of such employment. For purposes of the preceding

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sentence, Executive's retirement from the Company after age 62 shall not be deemed a termination of this Agreement for "Lack of Good Reason."

         8. Medical Insurance.

                  (a) During his employment with the Company, the Executive shall be entitled to group medical insurance coverage in accordance with the terms and conditions of such plans as are maintained by the Company, it being understood, however, that nothing contained herein shall prevent the Company from amending, modifying or terminating such plans in any manner if, but only if, the Executive is treated no less favorably than other participants in such plans as a result of such amendment, modification or termination, and except that the Executive shall be entitled to a group medical plan at group rates, together with excess medical reimbursement of at least $5,000 a year for medical, dental, optical or other health expenses not covered or only partially covered under the Company's group medical plan.

                  (b) After the termination of Executive's employment hereunder (including upon expiration of the contract term) other than for (i) Cause or
(ii) Lack of Good Reason, the Company shall continue to provide medical insurance to Executive and his spouse for the duration of their respective lives in accordance with the terms and conditions of such plans as are maintained by the Company; provided, that, if Executive obtains full-time employment with any Person other than the Company, the Company shall not be obligated to provide coverage set forth in this Section 8(b). For purposes of the preceding sentence, Executive's retirement from the Company after age 62 shall not be deemed a termination of this Agreement for "Lack of Good Reason."

         9. Disability Insurance. During the Period of Employment, the Company shall provide the Executive with long-term disability insurance providing an annual benefit in the event of such disability at least equal to one-half of his then base salary. In the event of the Executive's illness or disability, the Company shall continue to pay the Executive his base salary at his then annual rate, and continue to provide all benefits and all other compensation required by this Agreement unless and until the Executive's employment is terminated by reason of his Total Disability and an eligibility, waiting or comparable period under the disability insurance policy expires and payments to the Executive begin under the policy.

         10. Tax Returns. During the Period of Employment, the Company shall pay for preparation of the Executive's federal and state income tax returns by the Company's regular outside accountants or, if the Executive so elects, shall reimburse the Executive in an amount of up to a maximum of $2,100 per year for fees paid to another accountant in connection with the preparation of such returns.

         11. Discount on Purchases; Expenses. The Executive shall benefit from the Company's Executive Discount Purchase Plan. The Company shall reimburse Executive for all items of normal expense incurred by Executive as an employee of the Company as authorized or approved under guideline and policies fixed from time to time by the Board of Directors.

         12. Vacation. During the Period of Employment, the Executive shall be entitled to four weeks of vacation per year, during which the Executive shall

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receive his normal compensation payable hereunder. The Company shall not pay the
Executive any additional compensation for any vacation time not used by the Executive.

         13. Other Benefits. The Company and its Subsidiaries have adopted certain employee benefit plans and have established certain arrangements concerning executive perquisites which may, from time to time, confer rights and benefits on the executive in accordance with their terms, and the Company and it Subsidiaries may, in the future, adopt additional employee benefit plans and establish additional arrangements concerning executive perquisites, and may in the future amend, modify or terminate any of the aforesaid employee benefit plans and arrangements, all in accordance with their terms and in accordance with applicable law. Subject to any limitations imposed from time to time under applicable law or regulation, the Executive shall be entitled to participate in all such benefit plans which cover senior employees of the Company and its Subsidiaries. The Company shall reimburse Executive for reasonable legal fees incurred in connection with the review and negotiation of this Agreement, provided that such reimbursement shall not exceed $10,000.

         14. Stock Options. Upon execution of this Agreement, the Company shall grant to the Executive options (the "New Options") to purchase 100,000 Common Shares under the Loehmann's, Inc. Amended and Restated New Stock Incentive Plan (the "Stock Option Plan") at an exercise price per Common Share equal to the fair market value (as defined in the Stock Option Plan) of a Common Share on the date hereof, the terms of which shall be set forth in an

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individual award agreement between the Company and the Executive. All options held by Executive, including the New Options, shall become immediately vested and exercisable immediately prior to a Change in Control.

         15. Termination of Employment.

                  (a) Death or Total Disability. The employment of the Executive will terminate upon his death or Total Disability. If, during the Period of Employment, the employment of the Executive is terminated due to death or Total Disability, the Executive or his estate shall receive, within 30 days of such termination, base salary provided for in Section 4 as then in effect, accrued through the date of termination. In addition, Executive shall be entitled to the proceeds of the life insurance provided pursuant to Section 7 which become payable by reason of the Executive's death, or the disability payments payable pursuant to Section 9, as the case may be, and the medical benefits provided for in Section 8(b)); provided that Executive shall also be paid any bonus pursuant to Section 5 earned with respect to any previously completed Fiscal Year which remains unpaid as of such date of termination and any amounts to which Executive may be entitled pursuant to the plans, policies and practices of the Company then in effect. Upon such termination Executive shall have no further rights to benefits under this Agreement (except indemnification under Section 18 and as otherwise provided for in this Agreement).

                  (b) For Cause or Lack of Good Reason. The employment of the Executive may be terminated by the Company at any time for Cause. If, during the Period of Employment, the employment of the Executive is terminated by the Company for Cause or by the Executive without Good Reason ("Lack of Good

Reason"), the Executive shall receive, within 30 days of such termination, base salary provided for in Section 4 as then in effect, accrued through the date of termination, any bonus pursuant to Section 5 earned with respect to any previously completed Fiscal Year which remains unpaid as of such date of termination and any amounts to which Executive may be entitled pursuant to the plans, policies and practices of the Company then in effect. Upon such termination Executive shall have no further rights to benefits under this Agreement (except indemnification under Section 18 and as otherwise provided for in this Agreement).

                  (c) Without Cause or With Good Reason. The employment of the Executive may also be terminated by the Company at any time without Cause or by the Executive at any time with Good Reason. If, during the Period of Employment, the employment of the Executive is terminated by the Company without Cause, or by the Executive with Good Reason, the Executive shall continue to receive the Base Salary provided for in Section 4 as then in effect for the 12 months following termination or the remainder of the Period of Employment, whichever is longer. In addition, Executive shall be entitled to the benefits contemplated by Sections 7(b) and 8(b) hereof, any bonus pursuant to Section 5 earned with respect to any previously completed Fiscal Year which remains unpaid as of such date of termination and any amounts to which Executive may be entitled pursuant to the plans, policies and practices of the Company then in effect. Upon such termination Executive shall have no further rights to benefits under this Agreement (except indemnification under Section 18 and as otherwise provided for in this Agreement).

                  (d) Change of Control. If Executive's employment is terminated coincident with or within one year after a Change of Control (as defined below), either by the Company or by Executive for Good Reason, Executive shall be paid, within 10 days after such termination, a lump sum, in cash, equal to 2 times Executive's Base Salary then in effect. In addition, Executive shall be entitled to the benefits contemplated by Sections 7(b) and 8(b) hereof, any bonus pursuant to Section 5 earned with respect to any previously completed Fiscal Year which remains unpaid as of such date of termination and any amounts to which Executive may be entitled pursuant to the plans, policies and practices of the Company then in effect. Except as provided in this paragraph 15(d), upon a termination of employment pursuant to this paragraph, Executive shall have no further rights to benefits under this Agreement (except indemnification under Section 18 and as otherwise provided for in this Agreement).

         For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (1) any "Person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the members of the Company's Board of Directors (the "Board") and any new director, whose election to the board or nomination for election to the Board by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (3) the Company shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or such a plan is commenced or such a sale or other disposition is consummated.

                  (e) Non-Renewal. If the Company elects not to extend the Period of Employment and provides Executive with a notice of Non-Renewal (a "Non-Renewal Termination"), Executive's employment will be deemed terminated on the last day of the Period of Employment and Executive will be entitled to a lump sum payment within 30 days of the date of termination in an amount equal to one year's Base Salary at the rate in effect on the date of termination. In addition, Executive shall be entitled to the benefits contemplated by Sections 7(b) and 8(b) hereof, any bonus pursuant to Section 5 earned with respect to any previously completed Fiscal Year which remains unpaid as of such date of termination and any amounts to which Executive may be entitled pursuant to the plans, policies and practices of the Company then in effect). Upon such termination Executive shall have no further rights to benefits under this Agreement (except indemnification under Section 18 and as otherwise provided for in this Agreement).

         16. No Mitigation. Executive shall not be required to mitigate the amount of any damages that Executive may incur or other payments to be made to Executive hereunder as a result of any termination or expiration of this Agreement, nor shall any payments to Executive be reduced by any other payments Executive may receive, except as set forth herein.

         17. Non-Hire. Executive agrees that if Executive's employment with the Company is terminated for any reason, Executive will not for a period of two years following the date of termination (the "Non-Hire Period") directly or indirectly (i) solicit or encourage any member of senior management to leave the employment of the Company or (ii) hire any member of senior management who was an employee of the Company during the Period of Employment or the Non-Hire Period.

         18. Indemnification. The Company shall, and shall cause its Subsidiaries, if any, to, indemnify the Executive to the fullest extent permitted (including payment of reasonable expenses in advance of final disposition of a pro ceeding) by applicable law and the Certificates of Incorporation and By-Laws of the Company and such Subsidiaries, as in effect at the time of the subject act or omission, and the Executive shall be entitled to the protection of any insurance policies the Company or any such Subsidiary may elect to maintain for the benefit of any of its directors and officers, against all reasonable costs, charges and expenses incurred or sustained by him or his legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company or any Subsidiary, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company. This covenant and agreement of the Company and its Subsidiaries shall survive this Agreement and continue in force and effect after the expiration of the term hereof, whether by limitation or otherwise.

         19. Confidentiality. Executive covenants and agrees to hold in strictest confidence any and all of the Company's confidential data, including but not limited to information and documents concerning the Company's business, suppliers, supplier and customer lists, marketing methods, advertising plans, files, trade secrets, patents and patent applications, "know-how," techniques or other technical information not of a published nature or other information which shall come into Executive's possession or custody concerning the business of the Company except (i) to the extent any such information enters the public domain other than by reason of a breach by the Executive of this Section 19 and (ii) to the extent the Executive is required by law to disclose any such information and
(iii) except to the extent such information is generally known to the industry or the public other than as a result of Executive' breach of this Agreement. The Executive will immediately notify the Company if he believes he is required by law to disclose any such information, so that the Company may determine whether or not to oppose such requirement. This covenant and agreement of Executive shall survive this Agreement and continue in force and effect after the expiration of the term hereof, whether by limitation or otherwise.

         20. Severability. The Company and Executive hereby agree that should any court of competent jurisdiction determine that any provision of this Employment Agreement shall, but for the provisions of this Section 20, be illegal or void as against public policy, for any reason, then such provision shall automatically be amended to the extent (but only to the extent) necessary to make it sufficiently narrow in scope, time and geographic area that such court shall determine it not to be illegal or void as against public policy. If any such provision cannot be amended to the extent provided in the preceding sentence, then such provision shall be severed from this Agreement. In either event, all other remaining terms and provisions shall remain in full force and effect.

         21. Enforcement. The Company and Executive shall each be entitled to pursue all legal and equitable rights and remedies to secure performance of the obligations and duties of the other under this Employment Agreement, and enforcement of one or more of such rights and remedies shall in no way preclude the Company or Executive from pursuing, at the same time or subsequently, any and all other rights and remedies available to each of them.

         22. Withholding. All payments to be made to the Executive under this Agreement shall be reduced by all required withholding.

         23. Entire Agreement. The entire understanding and agreement between the parties has been incorporated into this Agreement, and this Agreement supersedes all other agreements and understandings between the parties with respect to the employment of Executive by the Company. This Employment Agreement shall inure to the benefit of, and shall be binding upon, the Company, heirs, successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of or enforceable by any Person who is not a party hereto. Executive agrees that this Agreement may be assigned by the Company to a Subsidiary of the Company; such assignment, however, shall not relieve the Company of any of its obligations hereunder except to the extent that such obligations are actually discharged by such Subsidiary and shall not involve duties that are inconsistent with the duties described in Section 3 hereof or any reduction in status. By signing below, the Company each warrants and represents that this Agreement and the Company's performance hereunder have been duly authorized by all requisite corporate action (including the approval of their respective boards of directors), and that this Agreement constitutes their legal and binding obligation, duly enforceable against each of them in accordance with its terms.

         24. Continuation of Employment. Unless the parties otherwise agree in writing, continuation of Executive's employment with the Company beyond the expiration of the Employment Term shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement, and Executive's employment may thereafter be terminated at will by Executive or the Company.

         25. Governing Law. Any question or other matter arising under this Agreement, whether of validity, interpretation, performance or otherwise, shall be determined in accordance with and governed by laws of the State of New York.

         26. Miscellaneous.

                  (a) The captions in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement, and if any caption is inconsistent with any provisions of this Agreement, such provisions shall govern.

                  (b) This Agreement may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought.

                  (c) All notices given hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by Federal Express or other national overnight courier service capable of providing delivery confirmation, or by hand-delivery, or by facsimile transmission with confirmed receipt, and, if intended for the Company shall be addressed to at 2500 Halsey Street, Bronx, New York 10461, Attention: Mr. Philip Kaplan, or at such other address or addresses and for the attention of such other person or persons of which the Company shall have given notice to the Executive in the manner herein provided, and if intended for the Executive, shall be addressed to him at the address set forth above or such other residence address as shown by the employment records of the Company, or to such designee of which the Executive shall have given notice to the company in the manner herein provided. Each such notice shall be deemed to be given on the date received at the address of the addressee or upon refusal to accept delivery.

                  (d) The Company and the Executive will treat this Agreement as confidential, and neither of them will disclose the contents of this Agreement to any person, except as may be required by law and except as the Company may need to do so in its dealings with banks or other lenders or otherwise in the normal course of business.

                  (e) The Executive irrevocably (i) consents to the jurisdiction of the Supreme Court of the State of New York, New York County, and of any Federal court located in or having jurisdiction over that County in connection with any act taken or omitted hereunder, (ii) waives and agrees not to assert in any such action, suit or other proceeding that he is not personally subject to the jurisdiction of such courts, that the action, suit or other proceeding is brought in an inconvenient forum or that the venue of the action, suit or other proceeding is improper, (iii) waives personal service of any summons, complaint or other process and (iv) agrees that the service thereof may be made by certified or registered mail directed to the Executive at his address for purposes of notices hereunder. Should the Executive fail to appear or answer within 30 days, he shall be deemed in default and judgment may be entered by the company against him for the amount or other relief as demanded in any summons, complaint or other process so served. Nothing contained herein shall affect the rights of the Company to bring such an action, suit or other proceeding in any other jurisdiction.

                  (f) This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one Agreement binding on all the parties notwithstanding that all of the parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as to the day and year first above written.

                                            LOEHMANN'S, INC.


                                            By: /s/ Robert N. Friedman
                                                ----------------------
                                              Name:  Robert N. Friedman
                                             Title:  Chairman


                                            /s/ Robert Glass
                                            ----------------
                                            Robert Glass